Exhibit 10-SSSS

                                TERMS SCHEDULE

               In consideration of the mutual covenants contained and incorporated herein, the undersigned hereby agree as follows:


1. Interpretation. Reference is made to a Master Receivables Purchase Agreement (the "MRPA") made as of July 24, 1995 between the undersigned. Capitalized terms used herein and not otherwise defined have the meanings given to them in the MRPA. Section 2.1(a) of the MRPA provides that the undersigned may execute and deliver a Terms Schedule which, upon such execution and delivery, shall evidence their binding agreement with respect to the purchase and sale of Secured Loans and Related Secured Loan Rights. This executed Terms Schedule constitutes such an agreement. Except to the extent modified, replaced, restated or supplemented herein, the terms and conditions of the MRPA are incorporated by reference herein, mutatis mutandis. The term "Purchase" when used herein means the purchase and sale of the Secured Loans identified in the microfiche attached as Appendix A hereto, and the Related Secured Loan Rights. References herein to paragraphs are to the paragraphs of this Terms Schedule and references to Sections are to the sections of the MRPA.

2. Types of Transactions. This Terms Schedule is not a Related Terms Schedule at the date hereof, provided however that a Terms Schedule entered into after the date hereof may provide that this Terms Schedule is a Related Schedule with respect to one or more Purchases effected after the date hereof.

3.      Specific Terms.

(1) Terms specific to the Purchase to which this Terms Schedule relates are as follows:

Section 1.1:

        1.1(n)        Closing Date for this Purchase:  July 27, 1995
        1.1(u)        Cut-Off Date for this Purchase:  July 19, 1995
        1.1(ap)       aggregate Net Book Value of Secured Loans subject to
                      this Purchase:  $132,187,491.86
        1.1(ba)       Prepayment Amount for this Purchase:  $124,999,992.30

Section 5.1(o)

               Used Vehicle Rate Percentage:  30.00%

(2) Terms specific to the Transaction to which this Terms Schedule (and all Related Terms Schedules, if any) relates are as follows:



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                                     - 2 -

Section 1.1

               Concentration Limit Percentage:     30%
               Deferred Purchase Account Number:   105-588-8
               Required APR:                       11.600%
               Required Reserve Floor:             $2,999,999.82
               Reserve Rate:                       5.75%

Section 2.7(a)(1)

        Cost of funds calculation:

        Cost of funds for each Settlement Period shall be calculated on the basis of a rate per annum equal to the weighted average of the following percentages:

        (a) to the extent Purchaser's Indebtedness is funded by Notes, the weighted average of the rate of interest or discount payable on such Notes during the Settlement Period;

        (b) to the extent Purchaser's Indebtedness is funded under the Liquidity Agreement or the Credit Support Agreement in effect at such time (the "Loan Agreements"):

               (i) in respect of Purchaser's Indebtedness incurred by way of Prime Loans (as defined in the Loan Agreements): the Prime Rate (as defined in Appendix B);

               (ii) in respect of Purchaser's Indebtedness incurred by way of Bankers' Acceptances, Discount Notes or BA Equivalent Loans (each as defined in the Loan Agreements):
                      the CDOR Rate (as defined in Appendix B) + 0.625%;

        and shall include appropriate adjustments for Increased Costs and actual payments or receipts under Hedging Agreements.


Section 2.7(a)(2)

               Program Fee rate:                   0.25%






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                                     - 3 -

4.      Hedging Agreements.

        Cap Agreement dated as of July 27, 1995, between the Purchaser and Chrysler Financial Corporation

               IN WITNESS WHEREOF the parties have executed this Terms Schedule to evidence their agreement hereto as of the 24th day of July, 1995.



                                         CHRYSLER CREDIT CANADA LTD.,
                                         as Seller and Collector


                                         By: "David H Olsen"
                                            ----------------------------------


                                         THE ROYAL TRUST COMPANY in its
                                         capacity as trustee of PURE TRUST


                                         By:  "R Hong"
                                            ----------------------------------
                                         Name:  Richard Hong
                                         Title: Authorized Signing Officer


                                         By: "Lorne Randell"
                                            ----------------------------------
                                         Name:  Lorne Randell
                                         Title: Authorized Signing Officer


                                         CHRYSLER FINANCIAL
                                         CORPORATION


                                         By: "David H Olsen"
                                            ----------------------------------



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                                     - 4 -

                                  Appendix A

                                 Secured Loans

                           [see attached Microfiche]

                                  Appendix B



(a) CDOR Rate means, on any day, the annual rate of interest which is the rate based on the average of the "BA 1 month" rate applicable to Canadian Dollar bankers' acceptances displayed and identified as such on the "Reuters Screen CDOR Page" (as defined in the International Swap Dealers Association, Inc. definitions, as supplemented, amended, restated or replaced from time to time) as at approximately 10:00 a.m. on such day or, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Agent after 10:00 a.m. to reflect any error in a posted rate of interest or in the posted average annual rate of interest). If such rates do not appear on the Reuters Screen CDOR Page as contemplated, the CDOR Rate on any day shall be calculated as the arithmetic average of the 30-day discount rates applicable to Canadian dollar bankers' acceptances quoted by three Canadian
Schedule I chartered banks as of 10:00 a.m. on such day or, if such day is not a Business Day, then on the immediately preceding Business Day. Initially, the three Canadian Schedule I chartered banks will be Royal Bank of Canada, Canadian Imperial Bank of Commerce and its successors and Toronto Dominion Bank and its successors. If less than three of the institutions described in the immediately preceding sentence quote the aforementioned rate on the days and at the times prescribed above, the "CDOR Rate" shall be such other rate or rates as the parties may agree.

(b)     Prime Rate means on any day, the greater of:

        (1) the annual rate of interest announced from time to time by Royal Bank of Canada as being its reference rate then in effect for determining interest rates on Canadian Dollar denominated commercial loans made by it in Canada, and

        (2)    the CDOR Rate plus one percent per annum.